Exhibit 4.5

                                          Form of Income Distribution Agreement


                                  CONFIRMATION

From:    MACRO Securities Depositor, LLC
         Claymore MACROshares Oil Up Holding Trust

To:      MACRO Securities Depositor, LLC
         Claymore MACROshares Oil Down Holding Trust

Date:    September ___, 2006

Re:      Income Distribution Agreement

_______________________________________________________________________________

Ladies and Gentlemen:

         This letter agreement (this "Confirmation") is intended to confirm the terms and conditions of the transaction (the "Transaction") entered into between us on the Trade Date set forth below.

1.   The definitions and provisions contained in the 2000 ISDA Definitions
(the "Definitions"), as published by the International Swaps and Derivatives Association, Inc., are incorporated into this Confirmation. Any capitalized terms used but not defined herein or in the Definitions shall have the meanings set forth in the Down-MACRO Holding Trust Agreement (the "Down-MACRO Holding Trust Agreement") or the Up-MACRO Holding Trust Agreement (the "Up-MACRO Holding Trust Agreement"), each dated as of August ___, 2006, among MACRO Securities Depositor, LLC, Investors Bank & Trust Company, as Trustee, and Claymore Securities, Inc., as Administrative Agent and Marketing Agent. In the event of any inconsistency between any such definitions and provisions and this Confirmation, this Confirmation will govern.

         This Confirmation supplements, forms a part of, and is subject to, the ISDA Master Agreement (Multicurrency-Cross Border) dated as of September ___, 2006, as amended and supplemented from time to time (the "Agreement"), between the Claymore MACROshares Oil Up Holding Trust (the "Up-MACRO Holding Trust") and the Claymore MACROshares Oil Down Holding Trust (the "Down-MACRO Holding Trust"). All provisions contained in the Agreement shall govern this Confirmation except as expressly modified below. In the event of any inconsistency between the provisions of the Agreement and this Confirmation, this Confirmation will prevail for the purposes of this Transaction.

2. The terms of the particular Transaction to which this Confirmation relates are as follows:

Trade Date:                                ______, 200_

Effective Date:                            ______, 200_

Termination Date:                          The earlier of (i) ______, 2026,
                                           which is the Final Scheduled
                                           Termination Date, and (ii) an Early
                                           Termination Date (as used herein
                                           having the meaning set forth in the
                                           Up-MACRO Holding Trust Agreement and
                                           the Down-MACRO Holding Trust
                                           Agreement).

Distribution Dates:                        The 25th day of each March,
                                           June, September and December, during
                                           the Term of this Transaction,
                                           subject to adjustment in accordance
                                           with the Following Business Day
                                           Convention.

Distribution Payment Dates:                The first day of each April, July,
                                           October and January, subject to
                                           adjustment in accordance with the
                                           Following Business Day Convention.

Income Distribution Payments and
Income Distribution Payment Payer:         With respect to any Distribution
                                           Date, if the sum of the Down-MACRO
                                           Earned Income Accruals for each day
                                           of the preceding Calculation Period
                                           is less than the sum of the
                                           Down-MACRO Available Income Accruals
                                           for each day of the preceding
                                           Calculation Period, the Down-MACRO
                                           Holding Trust will pay the
                                           Down-MACRO Income Distribution
                                           Payment to the Up-MACRO Holding
                                           Trust on such Distribution Date. If
                                           the sum of the Up-MACRO Earned
                                           Income Accruals for each day of the
                                           preceding Calculation Period is less
                                           than the sum of the Up-MACRO
                                           Available Income Accruals for each
                                           day of the preceding Calculation
                                           Period, the Up-MACRO Holding Trust
                                           will pay the Up-MACRO Income
                                           Distribution Payment to the
                                           Down-MACRO Holding Trust on such
                                           Distribution Date.

Down-MACRO
Income Distribution Payment:               With respect to any Distribution
                                           Date, an amount equal to the
                                           positive difference, if any, between
                                           the sum of the Down-MACRO Available
                                           Income Accruals for each day of the
                                           preceding Calculation Period and the
                                           sum of the Down-MACRO Earned Income
                                           Accruals for each day of the
                                           preceding Calculation Period.

Up-MACRO
Income Distribution Payment:               With respect to any Distribution
                                           Date, an amount equal to the
                                           positive difference, if any, between
                                           the sum of the Up-MACRO Available
                                           Income Accruals for each day of the
                                           preceding Calculation Period and the
                                           sum of the Up-MACRO Earned Income
                                           Accruals for each day of the
                                           preceding Calculation Period.

Available Income Accrual
and Earned Income Accrual:                 With respect to any Distribution
                                           Date, the Up-MACRO Available Income
                                           Accrual and Down-MACRO Available
                                           Income Accrual, and the Up-MACRO
                                           Earned Income Accrual and Down-MACRO
                                           Earned Income Accrual, have the
                                           respective meanings in the Up-MACRO
                                           Holding Trust Agreement and the
                                           Down-MACRO Holding Trust Agreement.

Starting Level:                            USD ______.

Ending Level:                              With respect to any Price
                                           Determination Day, the Applicable
                                           Reference Price of Crude Oil on such
                                           Price Determination Day.


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



Applicable Reference
Price of Crude Oil:                      Has the meaning set forth in the
                                         Up-MACRO Holding Trust Agreement and
                                         the Down-MACRO Holding Trust Agreement.

Price Determination Day:                 Has the meaning set forth in the
                                         Up-MACRO Holding Trust Agreement and
                                         the Down-MACRO Holding Trust Agreement.

Business Day:                            New York

Calculation Agent:                       The Administrative Agent

Early Termination:
-----------------

With respect to any Early Termination Date (as defined in the Down-MACRO Holding Trust Agreement and the Up-MACRO Holding Trust Agreement), the Settlement Amount due in respect of this Transaction shall be equal to the Up-MACRO Income Distribution Payment or Down-MACRO Income Distribution Payment, as applicable, determined in respect of such Early Termination Date by the Calculation Agent in accordance with the terms of this Confirmation.

3.   Account Details:

Account(s) for payments to Up-MACRO Holding Trust:

Account(s) for payments to Down-MACRO Holding Trust:





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


         Please confirm that the foregoing correctly sets forth the terms of our agreement by executing the copy of this Confirmation enclosed for that purpose and returning it to us.

                                              Yours sincerely,

                                              CLAYMORE MACROSHARES OIL UP
                                              HOLDING TRUST

                                              By:  Investors Bank & Trust
                                              Company, not in its individual
                                              capacity but solely as
                                              Up-MACRO Holding Trustee


                                              By:
                                                 -----------------------------
                                                 Name:
                                                 Title:

Confirmed as of the
date first above written:

CLAYMORE MACROSHARES OIL DOWN HOLDING TRUST

By:  Investors Bank & Trust Company,
not in its individual capacity but solely as
Down-MACRO Holding Trustee


By:
   --------------------------------------
   Name:
   Title:









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